Exhibit 99.1

Norwegian Cruise Line Announces Proposed $300,000,000 Debt Offering

MIAMI—(BUSINESS WIRE)—February 1, 2013—Norwegian Cruise Line (NCL Corporation Ltd., “Norwegian” or the “Company”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (NASDAQ: NCLH), announced today that it is proposing to issue $300 million aggregate principal amount of senior unsecured notes due 2018 (the “Notes”) in a private offering (the “Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the net proceeds from the Offering, together with borrowings under its senior secured revolving credit facilities, to redeem its $450 million 11.75% senior secured notes due 2016.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, statements concerning this proposed debt offering and any statement that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve risks and uncertainties, including but not limited to economic, competitive, and technological factors outside Norwegian’s control that may cause Norwegian’s business, strategy, or actual results to differ materially from the forward-looking statements. You should not place undue reliance on forward-looking statements as a prediction of actual results. For information about the risks and uncertainties associated with Norwegian’s business, please refer to Norwegian’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

CONTACT:

Norwegian Cruise Line

Andrea DeMarco, 305-468-2463

or

AnneMarie Mathews, 305-436-4799